UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2006

iMergent, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On December 22, 2006, iMergent, Inc (the “Company”) filed a notice of removal in The United States District Court for the Southern District of Illinois of the action filed in the Circuit Court of the Third Judicial Circuit, Madison County, Illinois, Case No. 2006-CH-1345, entitled The People of the State of Illinois vs. Stores Online, Inc. and Galaxy Malls, Inc.

The Notice detailed that the action was filed on or about December 18, 2006, that the Company has not yet been served but became aware of the action on December 19, 2006. The Notice further details that Jurisdiction and Venue are proper in the Federal Court and the Company is entitled to remove the action.

The Company determined that due to the importance of the issues, and the numerous defenses it has that the action should be determined in Federal Court. In reviewing the Complaint filed by the Attorney General the Company noted that it had resolved all the customer complaints listed and paid less than $35,000 in customer refunds to the Illinois customers involved in the complaint. The Company further noted that there were no customers listed who had transacted business with Galaxy Mall. The Company contends that it has addressed all customer issues.

The State of Illinois has not filed a response to the Removal Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert Lewis
By: Robert Lewis, Chief Financial Officer
Date: December 26, 2006